Exhibit N

                           Transactions in the Shares

         TRANSACTIONS BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

                          Transactions in Common Shares

          Date of                 Number of Shares
        Transaction               Purchase/(Sold)            Price of Shares
        -----------               ---------------            ---------------
          4/26/06                     159,154                    35.05
          4/26/06                   4,375,000                    34.96
          4/26/06                     375,000                    35.03

                    TRANSACTIONS BY ALPHA US SUB FUND VI, LLC

                               Transactions in Common Shares

          Date of                 Number of Shares
        Transaction               Purchase/(Sold)            Price of Shares
        -----------               ---------------            ---------------
          4/26/06                     90,846                      35.05